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                                                                    EXHIBIT 10.3

                              CORILLIAN CORPORATION
                             1997 STOCK OPTION PLAN
                   (AS AMENDED AND RESTATED OCTOBER 24, 2000)

1. ESTABLISHMENT, PURPOSE AND DEFINITIONS.

     (a) The Corillian Corporation 1997 Stock Option Plan (the "Plan") was adopted as of October 1, 1997, amended and restated on April 15, 1999 and amended on March 2, 2000, subject to shareholder approval.

     (b) The purpose of the Plan is to give employees, directors, officers, consultants and advisors of Corillian Corporation (the "Company") and its affiliates an opportunity to purchase shares of the Common Stock of the Company (the "Stock"). It is intended that some of the options granted to employees of the Company will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code as it is now in effect or as it may hereafter be amended (the "Code"). The Plan is adopted in the belief that providing employees, directors, officers, consultants and advisors of the Company with a stake in the Company's successful operation will act as an incentive to them to expand and improve the profit position of the Company and will materially aid the Company in obtaining and retaining such persons.

     (c) The term "affiliates" means parent or subsidiary corporations as defined in Code Section 425, including parents or subsidiaries which become such after adoption of the Plan.

2. SHARES SUBJECT TO THE PLAN.

     (a) Options may be granted under the Plan to purchase an aggregate of not more than five million one hundred fifty-two thousand seven hundred eighty-nine (5,152,789) shares of Stock. Shares subject to the unexercised portion of an option which expires, is surrendered or for any other reason ceases to be exercisable may again be made subject to option under the Plan.

     (b) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend or other change in the corporate structure of the Company (other than a Corporate Transaction as set forth below), appropriate adjustments shall be made by the Plan Administrator in the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to outstanding options, to preserve, but not to increase, the benefits of the optionees.(c) In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option and except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

     (d) If in the event of a Corporate Transaction the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction is consummated.

     (e) For the purposes of this Section 12.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be

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received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

     "CORPORATE TRANSACTION" means any of the following events:

          (i) Consummation of any merger or consolidation of the Company with or into another corporation; or

          (ii) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or substantially all the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as defined in Section 422 of the Code) of the Company; or

          (iii) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of this provision of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of this provision of the Plan) under the Exchange Act.

     "RELATED PARTY TRANSACTION" means (a) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation immediately after the merger, (b) a mere reincorporation of the Company or (c) a transaction undertaken for the sole purpose of creating a holding company.

3. ELIGIBILITY.

     (a) The Plan Administrator shall designate those employees, directors, officers, consultants and advisors of the Company who shall be eligible to have granted to them the options provided for by the Plan. The Plan Administrator shall also determine, at the time of grant, which options granted to employees of the Company shall be treated as incentive stock options.

     (b) The aggregate fair market value (determined at the times the options are granted) of the shares of Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company and its affiliates) shall not exceed One Hundred Thousand Dollars ($100,000).

4. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Plan Administrator. The Plan Administrator shall be the Board of Directors and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board of Directors. The Plan Administrator shall have full power to grant options, construe and interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administration of the Plan. The Plan Administrator shall exercise its powers with respect to incentive stock options only in a manner consistent with the meaning of Code Section 422. All decisions, determinations and interpretations of the Plan Administrator shall be binding on all optionees.

5. TERMS AND CONDITIONS OF OPTIONS.

     (a) Each option granted pursuant to the Plan shall be evidenced by a written agreement (the "Option Agreement") executed by the Company and the optionee, which shall contain terms and conditions consistent with the terms of the Plan as determined by the Plan Administrator.

     (b) An option shall be exercisable, during the lifetime of the optionee, only by the optionee and only during the option period set forth in the Option Agreement. The option period for an incentive

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stock option shall not extend for more than ten (10) years from the date such option is granted; if, however, the optionee currently holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such option period shall not extend for more than five (5) years from the date such incentive stock option is granted.

     (c) The exercise price of an option shall be not less than the fair market value of the Stock covered by such option on the date such option is granted. However, if the optionee currently holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of an incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the Stock covered by such incentive stock option on the date such option is granted.

     (d) Options are not transferable otherwise than by will or the laws of descent and distribution, as set forth in the Option Agreement.

6. USE OF PROCEEDS.

     Proceeds realized from the sale of Stock upon exercise of options granted under the Plan shall constitute general funds of the Company.

7. SUSPENSION, TERMINATION OR AMENDMENT OF THE PLAN.

     The Plan Administrator may suspend, terminate or amend the Plan. No action of the Plan Administrator to amend the Plan in any of the following respects shall be effective without prior shareholder approval:

          (a) to increase the maximum number of shares subject to the Plan (except as provided in Subsection 2(b)); or

          (b) to make any change in the Plan the effect of which would be to disqualify incentive stock options granted under the Plan from favorable tax treatment as "incentive stock options" under the Code.

     The Plan shall terminate automatically on September 29, 2007, unless terminated prior to such date. No option may be granted during any suspension or after the termination of the Plan, and no such amendment, suspension or termination of the Plan shall, without the optionee's consent, alter or impair any rights or obligations under any option previously granted under the Plan.